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                                                                Exhibit 99(j)

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 82 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated February 2, 2001, relating to the financial statements and financial highlights appearing in the December 31, 2000 Annual Reports to Shareholders of NY Tax Free Money Fund, Treasury Money Fund, Tax Free Money Fund, Cash Management Fund (constituting parts of the BT Investment Funds) and NY Tax Free Money Portfolio, Treasury Money Portfolio, Tax Free Money Portfolio, and Cash Management Portfolio, which are incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Baltimore, Maryland
April 27, 2001
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               Consent of Ernst & Young LLP, Independent Auditors


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and to the incorporation by reference in this Post-Effective Amendment No. 82 to the Registration Statement (Form N-1A)
(No. 33-07404) of BT Investment Funds of our report dated January 30, 2001, included in the 2000 Annual Report to shareholders of Quantitative Equity Fund.

/s/ Ernst & Young LLP
---------------------
ERNST & YOUNG LLP

Philadelphia, Pennsylvania
April 25, 2001